Exhibit (23)(f)


               [Letterhead of Prudential Securities Incorporated]



                 CONSENT OF PRUDENTIAL SECURITIES INCORPORATED

BOARD OF DIRECTORS
THE MONEY STORE INC.



Members of the Board:

     We hereby consent (i) to the references of our firm under the captions "SUMMARY -- Opinion of Financial Advisor"; "The Merger -- Background and Reasons"; and "The Merger -- Opinion of Financial Advisor" in the Registration Statement on Form S-4 of First Union Corporation ("FUNC") relating to the proposed merger transaction involving FUNC and The Money Store Inc. and (ii) to the inclusion of our opinion letter as Annex D to the Proxy Statement/Prospectus contained in such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are "experts" with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                        PRUDENTIAL SECURITIES INCORPORATED

New York, New York
May 26, 1998